UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2013

Minden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-54234	90-0610674
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 MBL Bank Drive, Minden, Louisiana	71055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 371-4156

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

(a)          The Annual Meeting of the Company was held on May 14, 2013.

(b)          There were 2,375,192 shares of common stock of the Company eligible to be voted at the Annual Meeting and 1,783,540 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.	Election of directors for a three year term.

	FOR	WITHHELD	BROKER NON-VOTES
Russell A. Adams	1,402,847	1,000	379,693
Jack E. Byrd, Jr.	1,402,847	1,000	379,693
Michael S. Harper	1,402,847	1,000	379,693

2.	To adopt a non-binding resolution to approve the compensation of our executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,330,398	68,408	5,041	379,693

3.	Advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers.

EVERY 3 YRS	EVERY 2 YRS	EVERY YR	ABSTAIN	BROKER NON-VOTES
1,126,852	78,058	173,075	25,862	379,693

4.	To ratify the appointment of Heard McElroy & Vestal, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
1,757,717	0	25,823

Each of the nominees was elected as director. The proposal to adopt a non-binding resolution to approve the compensation of the executive officers was approved. The advisory vote for a frequency of every three years for future non-binding resolutions to approve the compensation of the named executive officers was approved. Also, the proposal to ratify the appointment of the Company’s independent registered public accounting firm was adopted by the shareholders of the Company at the Annual Meeting.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINDEN BANCORP, INC.

Date: May 16, 2013	By:	/s/ Jack E. Byrd, Jr.
Jack E. Byrd, Jr.
Chairman, President and Chief Executive Officer